Exhibit 10.2

SECOND AMENDED AND RESTATED LOCK-UP AGREEMENT

THIS AMENDED AND RESTATED LOCK-UP AGREEMENT (the “Agreement”) is made and entered into as of October [_], 2025, between DarioHealth Corp., a Delaware corporation (the “Company”), and each holder identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively the “Holders”). Each of the Company and the Holders may be individually referred to herein as a “Party” and collectively referred to herein as the “Parties.”

WHEREAS, on May 1, 2023, the Company entered into a securities purchase agreement with the several purchasers signatory thereto relating to an offering (the “Series B Offering”) of shares of its Series B Convertible Preferred Stock (including any sub-designations thereto), par value $0.0001 per share (the “Series B Preferred Stock”);

WHEREAS, on February 15, 2024, the Company entered into a securities purchase agreement with the several purchasers signatory thereto relating to an offering (the “Series C Offering”) of shares of its Series C Convertible Preferred Stock (including any sub-designations thereto), par value $0.0001 per share (the “Series C Preferred Stock”);

WHEREAS, the Holders participated in the Series B Offering and the Series C Offering, and invested an amount of at least $250,000 in the two securities;

WHEREAS, the Company and the Holders entered into a securities purchase agreement, dated as of December 16, 2024 (the “Purchase Agreement”; capitalized terms used but not defined herein shall have the respective meanings given to them in the Purchase Agreement), pursuant to which the Company issued to the Holders shares of its newly designated Series D Convertible Preferred Stock (including any sub-designations thereto), par value $0.0001 per share (the “Series D Preferred Stock”) and agreed to issue additional shares of Common Stock pursuant to this Agreement, subject to the Holder purchasing an amount of Series D Preferred Stock in an amount greater than or equal to 50% of the aggregate purchase price paid for securities in the Series B Offering and Series C Offering;

WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Purchase Agreement and to provide for an orderly market for the Common Stock subsequent to the closing of the Purchase Agreement, the Holders have agreed to enter into this Agreement and to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon conversion of the Series B Preferred Stock (the “Series B Conversion Shares”) and the shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the “Series C Conversion Shares”), including any and all shares of Common Stock issuable as dividends to the Series B Preferred Stock and Series C Preferred Stock (together with the Series C Conversion Shares and the Series B Conversion Shares, the “Existing Conversion Shares”) held by such Holder, all on the terms set forth below; and

WHEREAS, the parties executed a lock up agreement, dated December 16, 2024, which the parties now seek to amend and restate pursuant to the terms of this Agreement to account for additional dividends issuable to the holders of Series C Preferred Stock; and

WHEREAS, between May 23, 2025 and May 28, 2025, the Company and holders that previously entered into lock up agreements, entered into an Amended and Restated Lock-Up Agreement to which the holders agreed to extend the restrictive period previously provided in the lock up agreements until February 21, 2026 for the right to receive an additional 10% of the common stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by the holders.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Holders agree with the Company that, during the period beginning on the date hereof through and including February 16, 2026 (the “Lock-Up Period”), except as otherwise set forth herein, the undersigned

Holders will not, and will not cause or direct any of its affiliates to, without the prior written consent of the Company, directly or indirectly,

(a)offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of, or announce the intention to otherwise dispose of, any Existing Conversion Shares (including, without limitation, Common Stock which may be deemed to be beneficially owned by each undersigned Holder in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock (which includes, for the avoidance of doubt, the Series B Preferred Stock and Series C Preferred Stock),

(b)enter into, or announce the intention to enter into, any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expected to transfer (whether by the undersigned Holders or someone other than the undersigned Holders) in whole or in part, directly or indirectly, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Existing Conversion Shares, whether now owned or hereafter acquired by the undersigned Holders or with respect to which the undersigned Holders have or hereafter acquire the power of disposition (the “Prohibited Activity”), or

(c)engage in, or announce the intention to engage in, any short selling of the Existing Conversion Shares or securities convertible into or exercisable or exchangeable for Existing Conversion Shares. Each undersigned Holder represents and warrants that such Holder is not, and has not, caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that is designed to or which reasonably could be expected to lead to or result in any Prohibited Activity during the Lock-Up Period.

(d)The restrictions set forth in the immediately preceding paragraphs (a)-(c) (collectively referred to as the “Lock Up”) shall not apply to:

(i)if the undersigned Holder is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(ii)if the undersigned Holder is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(iii)if the undersigned Holder is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(iv)transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period, and

(v)the entry, by any undersigned Holder, at any time on or after the date of the Purchase Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the

Lock-up Period and, except as required by applicable securities laws, no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period,

(vi)provided, however, that in the case of any transfer described in clause (i), (ii) or (iii) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Company, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Company, and (B) in the case of any transfer described in clause (i), (ii) or (iii) above, no public announcement or filing is voluntarily made regarding such transfer during the Lock-Up Period and if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (i) above, such transfer is being made as a gift or by will or intestate succession, (B) in the case of any transfer pursuant to clause (ii) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, and (C) in the case of any transfer pursuant to clause (iii) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

(vii)For avoidance of doubt, nothing in this Agreement prohibits the undersigned Holders from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis) or conversions of preferred stock, it being understood that any Common Stock issued upon such exercises or conversions will be subject to the restrictions of this Agreement and provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of such options or warrants during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the disposition relates to the exercise of an option or warrant, as applicable, and that the shares of Common Stock received upon exercise are subject to the restrictions of this Agreement.

(viii)In order to enable this covenant to be enforced, the undersigned Holders hereby consent to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

(ix)The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

(x)Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.

(xi)Each Holder shall have the right to sell or transfer Existing Conversion Shares in a private transaction, subject to receipt of an opinion of legal counsel for the Company, and subject to any transferee’s execution and delivery of a copy of this Agreement.

2.As consideration for the Holders entering into the restrictions contained in Section 1 herein, the Company hereby agrees to issue the Holders such shares of Common Stock or, at the election of the Holder, pre-funded warrants in the amounts set forth on Appendix A  (the “Pre-Funded Warrants” and together with the Common stock the “Share Consideration”) upon the expiration of the Lock-Up Period, provided that the Existing Conversion Shares remain subject to the Lock Up Period. For clarification purposes, if the Holder breaches its obligation with respect to the Lock Up prior to the relevant Eligibility Date, the Holder shall forgo its right to receive the Share Consideration for all subsequent Share Consideration.

3.Upon the consummation of any Fundamental Transaction (as defined below), the Lock-Up Period shall automatically terminate, and all Share Consideration shall be accelerated and immediately be issued by the Company in full (to the extent not already issued). “Fundamental Transaction” shall mean (A) any merger or consolidation of the Company with or into another individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization, (B) any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions, or (C) any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

4.This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

5.All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement, to the Company, at 322 W. 57th St., #33B, New York, New York 10019. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

6.The resale restrictions on the Existing Conversion Shares set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

7.This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

8.This Agreement and all claims or causes of action (whether sounding in contract or tort) arising under or related to this Agreement, shall be governed by and construed in accordance with, the Laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Agreement to the Laws of another jurisdiction. In any action or proceeding between any of the Parties arising under or related to this Agreement, each of the Parties (i) knowingly, voluntarily, irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state or federal courts located in the City and County of New York City, New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts, (ii) agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 8, (iii) waives any objection to the laying of venue of any such action or proceeding in such courts, including any objection that any such action or proceeding has been brought in an inconvenient forum or that the court does not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding shall be effective if such process is given as a notice in accordance with this Section 8. The Parties agree that any Party may commence a proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

9.This Agreement shall be binding upon any successors or assigns of the Series B Preferred Stock, the Series C Preferred Stock and the Existing Conversion Shares (excluding bona fide sales to third parties as permitted hereby), without qualification, and in the event of any exchange of the Series B Preferred Stock, the Series C Preferred Stock or the Existing Conversion Shares under a merger or reorganization or other transaction of the Company by which the Series B Preferred Stock, the Series C Preferred Stock or the Existing Conversion Shares are subject to exchange for other securities in any manner, this Agreement shall remain if full force and effect and shall apply to any securities received or receivable in exchange for such Series B Preferred Stock, the Series C Preferred Stock and the Existing Conversion Shares, without qualification.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

COMPANY:

DARIOHEALTH CORP., a Delaware corporation

By:
Name: Chen Franco-Yehuda
Title: CFO

HOLDER:

By:

By:
Name:
Title:

[Counterpart Signature Page to Second Amended and Restated Lock-Up Agreement]

Appendix A

Share Consideration

Total number of shares underlying the Series B Preferred Stock and the Series C Preferred Stock held by the Holder:

No. of Shares of Common Stock	Eligibility Date
10% of the common stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by the Holder on the 3 months anniversary from the closing date.	3 months from closing date of the D round
20% of the common stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by the Holder on the 6 months anniversary from the closing date.	6 months from closing date of the D round
30% of the common stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by the Holder on the 9 months anniversary from the closing date.	9 months from closing date of the D round
40% of the common stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by the Holder on the 12 months anniversary from the closing date.	12 months from closing date of the D round
50% of the common stock underlying the Series B Preferred Stock and the Series C Preferred Stock held by the Holder on February 21, 2026.	February 21, 2026

All dividend shares will be issued upon expiration of the lock-up period.